(a)(13)

ING STRATEGIC ALLOCATION PORTFOLIOS, INC.

ARTICLES OF AMENDMENT

Effective: May 1, 2014

ING STRATEGIC ALLOCATION PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:       The charter of the Corporation as currently in effect (the “Charter”) is hereby amended to change the name of the Corporation from “ING Strategic Allocation Portfolios, Inc.” to “Voya Strategic Allocation Portfolios, Inc.”

SECOND:       The Charter is hereby further amended to change the name or other designation of certain series of stock of the Corporation (each a “Fund”) as follows:

Current Name	New Name
ING Strategic Allocation Conservative Portfolio - Class I	Voya Strategic Allocation Conservative Portfolio - Class I
ING Strategic Allocation Conservative Portfolio - Class S	Voya Strategic Allocation Conservative Portfolio - Class S
ING Strategic Allocation Growth Portfolio - Class I	Voya Strategic Allocation Growth Portfolio - Class I
ING Strategic Allocation Growth Portfolio - Class S	Voya Strategic Allocation Growth Portfolio - Class S
ING Strategic Allocation Moderate Portfolio - Class I	Voya Strategic Allocation Moderate Portfolio - Class I
ING Strategic Allocation Moderate Portfolio - Class S	Voya Strategic Allocation Moderate Portfolio - Class S

THIRD:       The change in the name or other designation of the Funds set forth in Article SECOND does not change the preference, conversion or other rights, voting powers, restrictions, limitation as to dividends, qualification or terms or condition of redemption of any Fund.

FOURTH:       The amendments to the Charter herein set forth were duly approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by § 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

FIFTH:       The amendments to the Charter herein set forth do not increase the authorized stock of the Corporation.

SIXTH:       The foregoing amendment shall be effective on May 1, 2014.

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The undersigned Senior Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Senior Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Senior Vice President and witnessed by its Secretary on this 10th day of April, 2014.

WITNESS:		ING Strategic Allocation Portfolios, Inc.

/s/ Huey P. Falgout, Jr.		/s/ Todd Modic
Name:	Huey P. Falgout, Jr.	Name:	Todd Modic
Title:	Secretary	Title:	Senior Vice President

Return Address:

ING Strategic Allocation Portfolios, Inc.

7337 E Doubletree Ranch Road

Suite 100

Scottsdale, AZ 85258

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CERTIFICATE

THE UNDERSIGNED, Senior Vice President of ING Strategic Allocation Portfolios, Inc. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges that the foregoing Articles of Amendment are the act of the said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Todd Modic
Name:	Todd Modic
Title:	Senior Vice President